Exhibit 5.1

May 30, 2023

Terran Orbital Corporation

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida 33487

Re:	Terran Orbital Corporation
Registration Statement on Form S-3
File No. 333-271093

Ladies and Gentlemen:

We have acted as special counsel to Terran Orbital Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a Registration Statement on Form S-3 (File No. 333-271093) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of (A) (i) 16,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued to the Purchaser (as defined below) in accordance with the terms of the Securities Purchase Agreement dated May 24, 2023 (the “Securities Purchase Agreement”), by and between the Company and the purchaser signatory thereto (the “Purchaser”), (ii) common stock purchase warrants to purchase up to 29,000,000 shares of Common Stock (the “Common Stock Warrants”) issued to the Purchaser in accordance with the terms of the Securities Purchase Agreement, (iii) pre-funded warrants to purchase up to 13,000,000 shares of Common Stock (the “Pre-Funded Warrants”) issued to the Purchaser in accordance with the terms of the Securities Purchase Agreement and (iv) placement agent warrants to purchase up to 2,030,000 shares of Common Stock (the “Placement Agent Warrants” and, together with Common Stock Warrants and the Pre-Funded Warrants, the “Warrants”) issued to H.C. Wainwright & Co. (“Placement Agent”) or its designees pursuant to the Engagement Agreement, dated May 23, 2023 (the “Engagement Letter”), by and between the Company and the Placement Agent and (B) (i) up to 29,000,000 shares of Common Stock issuable upon the exercise of Common Stock Warrants (the “Common Stock Warrant Shares”), (ii) up to 13,000,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and (iii) up to 2,030,000 shares of Common Stock issuable upon exercise of Placement Agent Warrants (the “Placement Agent Warrant Shares” and, together with the Common Stock Warrant Shares and the Pre-Funded Warrant Shares, the “Warrant Shares”). The Shares, the Common Stock Warrants and the Pre-Funded Warrants will be issued and sold pursuant to the terms of the Securities Purchase Agreement between the Company and the Purchaser, and the Placement Agent Warrants will be issued and sold pursuant to the terms of the Engagement Letter. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of resolutions of the board of directors of the Company (the “Board”) dated May 24, 2023 authorizing the offering and the transactions, documents and agreements related thereto (the “Offering Resolutions”) and such other corporate records of the Company and other certificates and documents of officials of the Company and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the

Terran Orbital Corporation

May 30, 2023

conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, (i) upon sale and delivery, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company, (ii) the Warrants will conform to the applicable forms thereof included as exhibits to the Securities Purchase Agreement, (iii) upon issuance of the Warrant Shares upon exercise of the applicable Warrants in accordance with the terms of the applicable Warrants and the Securities Purchase Agreement, valid book-entry notations for the issuance of the Warrant Shares in uncertificated form will have been duly made in the share register of the Company, (iv) the Securities Purchase Agreement is a valid and binding obligation of the parties thereto, enforceable against the parties thereto (other than the Company) in accordance with its terms, (v) at the time of each issuance of Warrant Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation that have not otherwise been issued or reserved or committed for issuance and (vi) the exercise price per share at which the applicable Warrants may be exercised for Warrant Shares is not less than the par value of the Warrant Shares issuable upon such exercise. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
When the Shares have been issued and delivered by the Company to the Purchaser in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor by the Purchaser as determined in the Offering Resolutions and as contemplated by the Securities Purchase Agreement, the Shares will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.
2.
When the Warrants have been duly executed and delivered by the Company to the Purchaser or the Placement Agent, as applicable, in accordance with the Securities Purchase Agreement or the Engagement Letter, as applicable, against payment in full of the consideration payable therefor by the Purchaser or the Placement Agent, as applicable, as determined in the Offering Resolutions and as contemplated by the Securities Purchase Agreement or the Engagement Letter, as applicable, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.
When Warrant Shares have been issued and delivered by the Company upon exercise of Warrants in accordance with their terms against payment in full of the consideration payable therefor by holders thereof as contemplated by such Warrants, such Warrant Shares will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

Terran Orbital Corporation

May 30, 2023

A.
We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the State of New York.
B.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.
C.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus dated April 18, 2023, and the Prospectus Supplement dated May 24, 2023 forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.